UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 18, 2002

MTS, INCORPORATED
(Exact name of registrant as specified in its charter)

CALIFORNIA (State or other jurisdiction of incorporation or organization)	333-54035 (Commission File Number)	94-1500342 (I.R.S. Employer Identification No.)

2500 DEL MONTE STREET WEST SACRAMENTO, CALIFORNIA (Address of principal executive offices)	95691 (Zip Code)

Registrant’s telephone number, including area code: (916) 373-2502

ITEM 5. OTHER EVENTS
ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 10.19
EXHIBIT 10.20

ITEM 5. OTHER EVENTS

On October 11, 2002, MTS, Incorporated (the “Company”) completed the sale of its Japanese operations to Nikko Principal Investments Japan Ltd., and the simultaneous refinancing of the Company’s bank credit facility.

In connection with the refinancing, the Company entered into a Loan and Security Agreement dated October 9, 2002 by and among the Company, Three A’s Holdings, L.L.C., the lenders party thereto and The CIT Group/Business Credit, Inc., as administrative and collateral agent (the “CIT Agreement”). The CIT Agreement provides the Company with a revolving line of credit of up to $110 million, which matures on April 1, 2005.

In addition, in connection with the refinancing, the Company entered into an Amended and Restated Term Loan Agreement dated as of October 9, 2002, among the Company, the lenders party thereto and JPMorgan Chase Bank, as administrative agent and collateral agent (the “JPMorgan Chase Agreement”). The JPMorgan Chase Agreement provides the Company with a $26 million term loan with a maturity date of April 1, 2005.

The Company expects proceeds from both the CIT line of credit and JPMorgan Chase loan will be used for working capital and general corporate purposes.

The CIT Agreement and JPMorgan Chase Agreement attached hereto as EXHIBIT 10.19 and EXHIBIT 10.20, respectively, and are incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)	EXHIBITS

Exhibit No.	Description

10.19	Loan and Security Agreement, dated October 9, 2002, by and among the registrant, Three A’s Holdings, L.L.C., the lenders party thereto and The CIT Group/Business Credit, Inc., as administrative and collateral agent
10.20	Amended and Restated Term Loan Agreement, dated as of October 9, 2002, among the registrant, the lenders party thereto and JPMorgan Chase Bank, as administrative agent and collateral agent

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MTS, Incorporated

October 18, 2002	By:	/s/ DeVaughn D. Searson

DeVaughn D. Searson Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

INDEX TO EXHIBITS

Exhibit No.	Description

10.19	Loan and Security Agreement, dated October 9, 2002, by and among the registrant, Three A’s Holdings, L.L.C., the lenders party thereto and The CIT Group/Business Credit, Inc., as administrative and collateral agent
10.20	Amended and Restated Term Loan Agreement, dated as of October 9, 2002, among the registrant, the lenders party thereto and JPMorgan Chase Bank, as administrative agent and collateral agent